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50,000 Indian Villages to Receive Hybrid Electric Renewable Micro Energy Stations via Neah Power and EKO VEHICLES India

Bothell Washington – July 31, 2009, Neah Power Systems (OTC:NPWZ)  www.neahpower.com, the company leading development in fuel cells for the military and portable electronic devices, will develop methanol fuel cell battery chargers to enable the building, by EKO VEHICLES of Bangalore India, www.ekovehicle.com, of Hybrid Electric Renewable Micro Energy Stations (HERMES), bringing renewable, green energy to thousands of villages in India. This innovative technology will use a combination of clean solar and wind power, fuel cells and batteries to replace the very polluting diesel generators that currently provide electricity for the more than 50,000 Indian villages located 200 miles or more off the grid.

Neah has signed a Letter of Intent (LOI) with EKO VEHICLES, India’s number one producer of two-wheeled electric vehicles, to supply methanol fuel cell battery chargers, for renewable distributed energy stations, in addition to developing and providing on-board methanol fuel cell battery chargers for their line of battery-powered electric scooters, based on Neah’s novel direct methanol fuel cell.

“Being able to bring clean, renewable, non-polluting power to thousands of Indian villages is a great privilege, and quite in alignment with Neah’s business plan. We have always been focused on improving the quality of life through the creative use of our advanced technology,” Dr. Chris D’Couto, NEAH’s CEO, said. “This distributed energy offering is an attractive solution where power is needed for off-the-grid applications”.

Mr. Anil Ananthakrishna, Chairman and Chief Executive Officer of EKOVEHICLES Pvt. Ltd., said, “EKO Vehicles, India’s pioneering manufacturer of Electric Vehicles, is introducing various alternatives to the existing petrol powered two wheelers, as well as introducing clean energy based power generation solutions. EKO’s mission is to improve the lives of our customers in India and throughout the world with our pollution-free products. This is indeed a breakthrough for India, and eventually all countries that desire clean, renewable energy in rural areas.”

A video addressing the technology markets that Neah serves and demonstration of the technology can be seen on YouTube, as well as on the company’s website.

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About NEAH Power

NEAH Power Systems, Inc. (NPWZ) is developing long-lasting, efficient and safe power solutions for the military and for portable electronic devices. NEAH uses a unique, patented, silicon-based design for its micro fuel cells that enable higher power densities, lower cost and compact form-factors. The company’s micro fuel cell system can run in aerobic and anaerobic modes.

Further company information can be found at www.neahpower.com.

About EKO Vehicles

EKO Vehicles Pvt. Ltd., mission is to promote environmental consciousness and create a pollution-free atmosphere which is also pocket book friendly. Founder Anil Ananthakrishna has more than 30 years experience in non-polluting powered vehicle design, testing and manufacturing, industrial consulting and business management. The company is in the process of setting up “Rapid Battery Charging Stations” at several places in the city of Bangalore, enabling customers to charge the vehicle in just 12-15 minutes. EKO is planning to launch electric three-seater, three-wheeler and four-seater omni-type vehicles with the same concept.

Forward-Looking Statements

Certain of the statements contained herein may be, within the meaning of the federal securities laws, "forward-looking statements," which are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. See Neah Power System’s Form 10-KSB for the fiscal year ended September 30, 2008  for a discussion of such risks, uncertainties and other factors. These forward-looking statements are based on management's expectations as of the date hereof, and the company does not undertake any responsibility to update any of these statements in the future.